Power of Attorney


STATE OF MICHIGAN    )
				 )  SS
COUNTY OF
WAYNE	 )

    KNOW ALL BY THESE PRESENTS that I, Daniel G. Brudzynski, do hereby constitute and appoint Sandra K. Ennis, Thomas A. Hughes, Bruce
D. Peterson, Susan E. Riske and Teresa M. Sebastian, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.


This Power of Attorney is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.


IN WITNESS THEREOF, I have hereto set my hand this 28th day of April, 2005.


					 /s/Daniel G. Brudzynski
					 Daniel G. Brudzynski



Witnesses:

/s/Bonita E. McCree
Bonita E. McCree

/s/Sharon
L. Sabat
Sharon L. Sabat

STATE OF MICHIGAN    )
				 )  SS

COUNTY OF WAYNE	 )

On this 28th day of April, 2005, before me personally appeared Daniel G. Brudzynski, to me known to be the person described who executed the foregoing Power of Attorney.


Subscribed and sworn to before me
		    the 28th day of April, 2005.


		    /s/Nancy K. Steck
		    Nancy K. Steck
		    Notary Public -
Macomb County
		    Acting in Wayne County
		    My Commission Expires:
5-14-2006